EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of Meade Instruments Corp. on Form S-3 of our report dated November 25, 2002, relating to the audited financial statements of Simmons Outdoor Corporation appearing in the Current Report on Form 8-K/A of Meade Instruments Corp. filed with the Securities and Exchange Commission on November 27, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 2, 2003